Exhibit 10.11

FORM OF UNDERWRITING FEE REIMBURSEMENT AGREEMENT

by and between

BAYVIEW MORTGAGE CAPITAL, INC.,

and

BAYVIEW FUND MANAGEMENT, LLC

Dated as of [•], 2009

UNDERWRITING FEE REIMBURSEMENT AGREEMENT, dated as of [•], 2009, by and between Bayview Mortgage Capital, Inc., a Maryland corporation (the “Company”), and Bayview Fund Management, LLC, a Delaware limited liability company (the “Manager”).

W I T N E S S E T H:

WHEREAS, the Company is a newly-formed Maryland corporation which intends to acquire and manage, directly or through its subsidiaries, residential and commercial mortgage loans, residential and commercial mortgage-backed securities, real estate-related securities, real estate, and various other asset classes and intends to qualify as a real estate investment trust for federal income tax purposes and will elect to receive the tax benefits accorded by Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, the Manager has entered into the Management Agreement (as defined herein), pursuant to which the Manager will manage the business and investment affairs of the Company and its subsidiaries; and

WHEREAS, the Manager has entered into the Underwriting Agreement (as defined herein), pursuant to which, among other things, the Manager has agreed to pay to the Underwriters (as defined herein) the Manager Offering Payments (as defined herein).

NOW THEREFORE, in consideration of the premises and agreements hereinafter set forth, the parties hereto hereby agree as follows:

Section 1. Definitions. (a) The following terms shall have the meanings set forth in this Section 1(a):

“Affiliate” means (1) any Person directly or indirectly controlling, controlled by or under common control with such other Person, (2) any executive officer or general partner of such other Person and (3) any legal entity for which such Person acts as an executive officer or general partner.

“Agreement” means this Underwriting Fee Reimbursement Agreement, as amended, supplemented or otherwise modified from time to time.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except a Saturday, a Sunday or a day on which banking institutions in Florida are not required to be open.

“Closing Date” means the date of closing of the Initial Public Offering.

“Code” has the meaning set forth in the Recitals.

“Common Shares” means the common shares of beneficial interest, par value $0.01, of the Company.

“Conditional Payment Period” has the meaning set forth in Section 2(a).

“Core Earnings” is defined as GAAP net income (loss) excluding non-cash equity compensation expense, excluding any unrealized gains, losses or other non-cash items recorded in the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. Core Earnings shall be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between the Manager and the Independent Directors and after approval by a majority of the Independent Directors. Any amounts that the Company pays to Bayview Asset Management, LLC and the Underwriters relating to the Manager Conditional Payment of the underwriting discount shall be excluded from the calculation of Core Earnings.

“Core Earnings Offset” means an amount determined by which, to the extent the Company has a net loss in Core Earnings from a period prior to the rolling four-quarter period that has not been offset by Core Earnings in a subsequent period, such loss will continue to be included in the rolling four-quarter calculation of the Incentive Compensation until it has been fully offset.

“GAAP” means generally accepted accounting principles in effect in the United States on the date such principles are applied.

“Incentive Compensation” has the meaning ascribed to such term in the Management Agreement.

“Independent Director” means a member of the Board of Directors who is not an officer or employee of the Manager or any Affiliate thereof and who otherwise is “independent” in accordance with the rules of the NYSE or such other securities exchange on which the Common Shares may be listed.

“Initial Public Offering” means the sale by the Company of up to [•] Common Shares in the initial public offering of the Company registered with the Securities and Exchange Commission.

“Management Agreement” means that certain management agreement, dated the date hereof, between the Company and the Manager.

“Manager Conditional Payment” has the meaning set forth in Section 2(a).

“Manager Offering Payments” shall mean the Firm Share BAM Payment and the Option Share BAM Payment, each as defined in the Underwriting Agreement.

“NYSE” means the New York Stock Exchange, Inc.

“Performance Hurdle” has the meaning set forth in Section 2(a).

“Person” means any natural person, corporation, partnership, association, limited liability company, estate, trust, joint venture, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof or any other legal entity and any fiduciary acting in such capacity on behalf of the foregoing.

“Termination Fee” has the meaning ascribed to such term in the Management Agreement.

“Underwriters” means the underwriters named in the Underwriting Agreement.

“Underwriting Agreement” means the underwriting agreement, dated September [•], 2009, among the Company, Bayview Asset Management, LLC, the Manager and the Underwriters relating to the Initial Public Offering.

(b) As used herein, accounting terms relating to the Company, if any, not defined in Section 1(a) and accounting terms partly defined in Section 1(a), to the extent not defined, shall have the respective meanings given to them under GAAP.

(c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The words include, includes and including shall be deemed to be followed by the phrase “without limitation.”

Section 2. Conditional Payment to the Manager.

(a) The Company acknowledges the obligation of the Manager to pay to the Underwriters the Manager Offering Payments pursuant to the terms of the Underwriting Agreement. The Company agrees to reimburse the Manager an amount (the “Manager Conditional Payment”) equal to the Manager Offering Payments if during any full four calendar quarter period during the 24 full calendar quarters after the Closing Date (the “Conditional Payment Period”), the Company’s Core Earnings for such four-quarter period and excluding the amount of any Incentive Compensation equals or exceeds the product of:

(1)	the weighted average of the issue price per Common Share of all of the Company’s public offerings of Common Shares (including the Initial Public Offering) multiplied by the weighted average number of Common Shares outstanding (including, for the avoidance of doubt, restricted Common Shares granted under one or more of the Company’s equity incentive plans) in the four-quarter period; and

(2)	8.0% (such product of (1) and (2), the “Performance Hurdle”).

For the avoidance of doubt, for purposes of determining whether the Manager Conditional Payment is payable, Core Earnings shall not be offset by the Core Earnings Offset in determining whether the Performance Hurdle has been met.

(b) During the Conditional Payment Period if the Manager Conditional Payment has not been made, the Manager shall compute Core Earnings for each full four-quarter period within 30 days after the end of each calendar quarter and shall promptly deliver such computations to the Board of Directors (but in no event later than the date that is 35 days after the end of each calendar quarter). In the event that the Performance Hurdle has been met, the Manager Conditional Payment shall be paid in cash to the Manager no later than the date which is five (5) Business Days after the date of delivery to the Board of Directors of such computations of Core Earnings.

(c) In the event the Termination Fee is payable under the Management Agreement prior to the end of the Conditional Payment Period and the Manager Conditional Payment has not been paid, the amount of the Manager Conditional Payment shall be paid in cash to the Manager on the same date as the payment of the Termination Fee in reimbursement of the Manager’s payment of the Manager Offering Payments.

Section 3. No Joint Venture. The Company and the Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on any of them.

Section 4. Term; Termination. This Agreement shall become effective on the Closing Date and shall continue in operation, until the earlier of (a) the payment in full of the Manager Conditional Payment and (b) [•], 2015. If the Performance Hurdle is not met or exceeded for a full four calendar quarter period during the Conditional Payment Period, this Agreement and the conditional obligation to reimburse the Manager for the Manager Offering Payments shall terminate.

Section 5. Assignments. This Agreement shall not be assigned by any party hereto without the prior written consent of the other party.

Section 6. Miscellaneous.

(a) Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered against receipt or upon actual receipt of (1) personal delivery, (2) delivery by reputable overnight courier, (3) delivery by facsimile transmission with telephonic confirmation or (4) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below (or to such other address as may be hereafter notified by the respective parties hereto in accordance with this Section 6):

The Company:

Bayview Mortgage Capital, Inc.
4425 Ponce de Leon Blvd., 4th Floor
Coral Gables, Florida 33146
Attention: General Counsel
Fax: ( ) -

with a copy to:	K&L Gates LLP
1601 K Street, NW
Washington, DC 20005
Attention: Phillip J. Kardis II, Esq.
Fax: (202) 778-9100

The Manager:
Bayview Fund Management, LLC
4425 Ponce de Leon Blvd., 4th Floor
Coral Gables, Florida 33146
Attention: General Counsel
Fax: ( ) -

(b) Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns as provided herein.

(c) Integration. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

(d) Amendments. Neither this Agreement, nor any terms hereof, may be amended, supplemented or modified except in an instrument in writing executed by the parties hereto.

(e) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF FLORIDA AND THE UNITED STATES DISTRICT COURT FOR ANY DISTRICT WITHIN SUCH STATE FOR THE PURPOSE OF ANY ACTION OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND TO THE LAYING OF VENUE IN SUCH COURT.

(f) WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(g) No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of a party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

(h) Costs and Expenses. Each party hereto shall bear its own costs and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiations and preparation of and the closing under this Agreement, and all matters incident thereto.

(i) Section Headings. The section and subsection headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the interpretation of any provisions hereof.

(j) Counterparts. This Agreement may be executed by the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(k) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, each of the parties hereto have executed this Underwriting Fee Reimbursement Agreement as of the date first written above.

BAYVIEW MORTGAGE CAPITAL, INC.

By:
Name:
Title:

BAYVIEW FUND MANAGEMENT, LLC

By:
Name:
Title: